Exhibit 3.1

Form 205
(Revised 12/21)

Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555

Filing Fee: $300

This space reserved for office use.

Certificate of Formation
Limited Liability Company

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

SunocoCorp LLC

The name must contain the words "limited liability company," "limited company," or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☑ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	*M.I.*	*Last Name*	*Suffix*

C. The business address of the registered agent and the registered office address is:

211 East 7th Street, Suite 620	Austin	TX	78701
Street Address	*City*	*State*	*Zip Code*

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each initial governing person.)

☑ A. The limited liability company initially has managers. The name and address of each initial manager are set forth below.

☐ B. The limited liability company does not initially have managers. The name and address of each initial member are set forth below.

INITIAL GOVERNING PERSON 1

NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	*M.I.*	*Last Name*	*Suffix*

OR

IF ORGANIZATION

SunocoCorp Management LLC

Organization Name

ADDRESS

8111 Westchester Drive, Suite 400	Dallas	TX	USA	75225
Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*

Form 205

1

INITIAL GOVERNING PERSON 2 NAME (Enter the name of either an individual or an organization, but not both.) IFINDMDUAL First Name MI. Last Name Suffix OR IF ORGANIZATION Organization Name ADDRESS Street or Mailing Address City State Country Zip Code INITIAL GOVERNING PERSON 3 NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL First Name M.I. Last Name Suffix OR IF ORGANIZATION Organization Name ADDRESS Street or Mailing Address City State Counrry Zip Code Article 4—Purpose The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code. Initial Mailing Address (Provide the mailing address to which state franchise tax correspondence should be sent.) 8111 Westchester Drive, Suite 400 Dallas TX 75225 USA Mailing Address City State Zip Code Country Supplemental Provisions/Information Text Area: [The attached addendum, ifanv, is incorporated herein by reference.l SunocoCorp LLC is being formed under a Plan of Conversion pursuant to Section 10. I 02 of the Texas Business Organizations Code. The name of the converting entity is “SunocoCorp LLC”, a Delaware limited liability company formed on June 6, 2000. The address of the converting entity is 8111 Westchester Drive, Suite 400, Dallas, Texas 75225.

Organizer The name and address of the organizer: Edward S. Pak Name 8111 Westchester Drive, Suite 400 Dallas TX 75225 Street or Mailing Address City State Zip Code Effectiveness of Filing (Select either A, B, or C.) A. D This document becomes effective when the document is filed by the secretary of state. B. [2] This document becomes effective at a later date, or a later date and time, not more than 90 days from the date of signing. The later effective date, or date and time is: 12:01 a.m. Central Time on July 6, 2026 C. D This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Execution The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument. Date: 7/2/2026 Isl Edward S. Pak Signature of organizer Edward S. Pak Printed or typed name of organizer